Exhibit 10.1

CONSENT TO CREDIT AGREEMENT

THIS CONSENT TO CREDIT AGREEMENT (this "Agreement") is entered into as of December 24, 2014, by and among the Lenders identified on the signature pages hereof, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, "Agent"), CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation ("Parent"), CHIQUITA BRANDS L.L.C., a Delaware limited liability company ("Chiquita Brands"), CHIQUITA FRESH NORTH AMERICA L.L.C., a Delaware limited liability company ("Chiquita Fresh"), FRESH INTERNATIONAL CORP., a Delaware corporation ("Fresh International"), FRESH EXPRESS INCORPORATED, a Delaware corporation ("Fresh Express"), B C SYSTEMS, INC., a Delaware corporation ("BC Systems"), VERDELLI FARMS INC., a Pennsylvania corporation ("Verdelli"), TRANSFRESH CORPORATION, a Delaware corporation ("Transfresh"), CB CONTAINERS, INC., a Delaware corporation ("CB Containers"), and V.F. TRANSPORTATION, L.L.C., a Pennsylvania limited liability company ("VF Transportation"; together with Chiquita Brands, Chiquita Fresh, Fresh International, Fresh Express, BC Systems, Verdelli, Transfresh and CB Containers are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

WHEREAS, Parent, Borrowers, Agent, and Lenders are parties to that certain Credit Agreement dated as of February 5, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, Parent and Borrowers have informed Agent and the Lenders party hereto (which constitute Required Lenders) that Cavendish Global Limited, an England and Wales Company ("Cavendish Parent"), Cavendish Acquisition Corporation, a New Jersey corporation and a wholly owned direct Subsidiary of Cavendish US Corporation ("US Holdco") and wholly-owned indirect Subsidiary of Cavendish Parent ("Merger Sub"), Parent, and the guarantors party thereto have entered into that certain Agreement and Plan of Merger dated as of October 26, 2014 (the "Merger Agreement"), and that in connection therewith, Merger Sub has commenced a tender offer (the "Tender Offer") to purchase all of Parent's issued and outstanding shares of common stock at a price per share of $14.50;

WHEREAS, Parent and Borrowers have informed Agent that pursuant to Section 1.4 of the Merger Agreement, Parent has granted to Merger Sub an irrevocable option (the "Top-Up Option") to purchase (subject to the conditions set forth therein) additional shares of common stock of Parent such that (together with the shares acquired by Merger Sub pursuant to the Tender Offer) Merger Sub would own 90% of the total outstanding shares of common stock of Parent, and Merger Sub may acquire such additional shares of Parent from Parent by virtue of the delivery of a promissory note bearing interest at 5% per annum issued by Merger Sub (and guarantied by Cavendish Parent) in favor Parent in the principal amount of 100% of the purchase price of such additional shares of Parent to be acquired by Merger Sub pursuant to the exercise of the Top-Up Option (such promissory note, the "Top-Up Note");

WHEREAS, Parent and Borrowers have informed Agent that, following completion of the Tender Offer and, if applicable, the exercise of the Top-Up Option and issuance of the Top-Up Note such that Merger Sub had acquired at least 90% of the outstanding shares of common stock of Parent, Merger Sub would be merged with and into Parent (the "Merger"), with the Parent surviving the Merger and becoming a wholly-owned direct Subsidiary of US Holdco and wholly-owned indirect Subsidiary of Cavendish Parent and with the shares of common stock of Parent (other than shares held by Parent or owned directly or indirectly by Cavendish Parent) being converted into the right to receive the Merger Consideration (as defined in the Merger Agreement); and

WHEREAS, both the completion of the Tender Offer and the consummation of the Merger would constitute a Change in Control resulting in an Event of Default under Section 8.11 of the Credit Agreement, in each case absent the prior written consent of Required Lenders, and the Merger would be prohibited by Section 6.3(a) of the Credit Agreement absent the prior written consent of Required Lenders;

WHEREAS, the acceptance of the Top-Up Note by the Parent pursuant to the Top-Up Option would constitute an Investment by Parent that is not a Permitted Investment and accordingly would be prohibited by Section 6.9 of the Credit Agreement absent the prior written consent of Required Lenders; and

WHEREAS, Parent and Borrowers have requested that Required Lenders consent to the consummation of the Merger and the Change in Control resulting from Parent becoming a wholly-owned direct Subsidiary of US Holdco and wholly-owned indirect Subsidiary of Cavendish Parent;

WHEREAS, Parent and Borrowers have requested that Required Lenders consent to the Investment by Parent resulting from the acceptance of the Top-Up Note and the deferral of the requirement for Parent to deliver the Top-Up Note to Agent pursuant to Section 7(a) of the Guaranty and Security Agreement;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.          Defined Terms. Unless otherwise defined herein, capitalized terms used herein (including in the recitals above) shall have the meanings ascribed to such terms in the Credit Agreement.

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2.          Consent; Conditions to Subsequent Revolver Usage. Subject to the satisfaction of the conditions set forth in Section 5 below, Agent and Required Lenders hereby consent to (i) the consummation of the Tender Offer and, if applicable, exercise of the Top-Up Option and the Change in Control resulting from Cavendish Parent and its direct and indirect wholly-owned Subsidiaries, including Merger Sub acquiring directly or indirectly more than 50% of the combined voting Equity Interests of Parent as a result of the consummation thereof, in each case in accordance with the terms of the Merger Agreement (such that, for the avoidance of doubt, the occurrence of such Change in Control would not result in an Event of Default under Section 8.11 of the Credit Agreement during the Consent Period (as defined below)) and in each case so long as the same are consummated not later than January 31, 2015, (ii) the consummation of the Merger in accordance with the terms of the Merger Agreement (and/or a plan of merger consistent with the terms thereof approved following the steps described above) notwithstanding the provisions of Section 6.3(a) of the Credit Agreement to the contrary, and the Change in Control resulting from Cavendish Parent and Cavendish Holding SA (Cavendish Holding Ltd) acquiring indirectly and US Holdco acquiring directly more than 50% of the combined voting Equity Interests of Parent as a result of the consummation thereof (such that, for the avoidance of doubt, the occurrence of such Change in Control would not result in an Event of Default under Section 8.11 of the Credit Agreement during the Consent Period (as defined below)) to the extent consummated not later than January 31, 2015, (iii) the acceptance of the Top-Up Note by Parent in exchange for the Top-Up Shares in accordance with the Merger Agreement notwithstanding the provisions of Section 6.9 of the Credit Agreement to the contrary, to the extent issued not later than January 31, 2015, and (iv) the deferral of delivery of the Top-Up Note by Parent to Agent pursuant to Section 7(a) to the date that is forty-five (45) days following the date of the issuance of the Top-Up Note (such that Parent shall not be in breach of Section 7(a) of the Guaranty and Security Agreement for failure to deliver the Top-Up Note to Parent in accordance with such Section 7(a) of the Guaranty and Security Agreement so long as the Top-Up Note, if it is still outstanding, is delivered to Agent pursuant to such Section 7(a) of the Guaranty and Security Agreement within forty-five (45) days following the date of the issuance thereof). The parties hereto agree that the consents set forth above shall be valid solely for the period commencing on the date of this Agreement and ending on February 28, 2015 (the "Consent Period"), it being understood and agreed that if the Credit Agreement remains outstanding on the first day after the end of the Consent Period, any action, circumstance or event that occurred during the Consent Period that, but for this Agreement, would have resulted in a Default or Event of Default under the Credit Agreement will be deemed to have resulted in a Default or Event of Default, as the case may be, as of such first day after the end of the Consent Period. Subject to the satisfaction of the conditions set forth in Section 5 below, Agent and Required Lenders hereby also consent to the reduction of the required period of advance prior written notice to Agent to terminate the Credit Agreement and the Commitments thereunder by repaying to Agent all of the Obligations in full from 10 Business Days prior written notice to 3 Business Days prior written notice. In consideration of the agreements of Agent and Required Lenders set forth above, the Borrowers hereby agree, notwithstanding anything to the contrary in the Credit Agreement, that absent the prior written consent of Agent and Required Lenders to the contrary, Borrowers may not request (and Lenders shall not be required to make, and Issuing Bank shall not be required to issue, as applicable) any Revolving Loans to be made or Letters of Credit to be issued under the Credit Agreement following the date hereof to the extent that, after the making of such Revolving Loans or the issuance of such Letters of Credit, as applicable, Excess Availability would not equal or exceed 12.5% of the Maximum Stated Revolver Amount. The consent contained in this Section 2 is a limited consent and (a) shall only be relied upon and used for the specific purpose set forth herein, (b) shall not constitute nor be deemed to constitute a waiver, except as otherwise expressly set forth herein, of (i) any Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) or (ii) any term or condition of the Loan Documents, (c) shall not constitute nor be deemed to constitute a consent by the Agent or any Lender to anything other than the specific purpose set forth herein and (d) shall not constitute a custom or course of dealing among the parties hereto.

3.          Consent and Amendment No. 1. Reference is made to that certain Consent and Amendment No. 1 to Credit Agreement dated as of March 10, 2014 (the "March Consent and Amendment"). Borrower and Required Lenders hereby agree that the conditions to the effectiveness of the amendments to the Credit Agreement set forth in Section 3 of the March Consent and Amendment shall not be satisfied, and that from and after the date hereof Sections 2 and 3 of the March Consent and Amendment shall be of no further force and effect.

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4.          Continuing Effect; Reaffirmation and Continuation. Except as expressly set forth in Sections 2 and 3 of this Agreement, nothing in this Agreement shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby. Parent and each Borrower hereby ratifies, affirms, acknowledges and agrees that as of the date hereof the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of Parent and Borrowers, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Parent and each Borrower hereby agrees that this Agreement in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Parent and each Borrower in all respects.

5.          Conditions to Effectiveness. This Agreement shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:

(a)          Agent shall have received a copy of this Agreement in form and substance acceptable to Agent executed by Parent, Borrowers, Agent and Required Lenders; and

(b)          No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Agreement.

6.           Representations and Warranties. In order to induce Agent and Required Lenders to enter into this Agreement, Parent and Borrowers hereby jointly and severally represent and warrant to Agent and Lenders that:

(a)          All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Agreement, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

(b)          No Default or Event of Default has occurred and is continuing on the date of this Agreement;

(c)          As of the date hereof, Parent has delivered to Agent a true, complete and correct copy of the Merger Agreement, and the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Parent and its Subsidiaries (other than acceptance of the Tender Offer by the requisite holders of the Equity Interests of Parent and actions of approval which, by their terms, must occur following consummation of the Tender Offer and, if applicable, exercise of the Top-Up Option) and, to the knowledge of Parent and Borrowers, on the part of each other party thereto; and

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(d)          This Agreement, and the Credit Agreement as modified hereby, constitute legal, valid and binding obligations of Parent and each Borrower and are enforceable against Parent and each Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

7.           Release.

(a)          In consideration of the agreements of Agent and Required Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Parent and each Borrower, on behalf of itself and its successors, assigns, and other legal representatives (Parent, Borrowers, and all such other Persons being hereinafter referred to collectively as the "Releasors" and individually as a "Releasor"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b)          Each of Parent and each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)          Each of Parent and each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

8.           Miscellaneous.

(a)          Expenses. Parent and Borrowers jointly and severally agree to pay on demand all Lender Group Expenses of Agent (including, without limitation, the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Agreement and the Credit Agreement as modified hereby.

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(b)          Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois. The choice of law and venue, and jury trial waiver provisions set forth in Section 12 of the Credit Agreement are incorporated herein by reference and shall apply in all respects to this Agreement.

(c)          Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Agreement.

(d)          Loan Document. The parties hereto acknowledge and agree that this Agreement is a Loan Document.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

PARENT:	CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation

	By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer

BORROWERS:	CHIQUITA BRANDS L.L.C., a Delaware limited liability company

	By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer

CHIQUITA FRESH NORTH AMERICA L.L.C., a Delaware limited liability company

By:	/s/ Joseph B. Johnson
Name: Joseph. B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

FRESH INTERNATIONAL CORP., a Delaware corporation

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

FRESH EXPRESS INCORPORATED, a Delaware corporation

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

B C SYSTEMS, INC., a Delaware corporation

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

VERDELLI FARMS INC., a Pennsylvania corporation

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

CB CONTAINERS, INC., a Delaware corporation

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

V.F. TRANSPORTATION, LLC, a Pennsylvania limited liability company

By: VERDELLI FARMS INC., a Pennsylvania corporation, its sole Manager

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

TRANSFRESH CORPORATION, a Delaware corporation

By:	/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent and as a Lender

By:	/s/ Laura Nickas
Name: Laura Nickas
Title: Authorized Signatory

BANK OF AMERICA, N.A., as a Lender

By:	/s/ John Olsen
Name: John Olsen
Its: Senior Vice President